Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports Third-Quarter 2012 Financial Results

Third-Quarter Highlights:
●	Consolidated revenue up 6% year over year
●	GAAP net income up 3% year over year; GAAP EPS up 4%
●	Non-GAAP net income up 7% year over year; Non-GAAP EPS up 8%
●	Operating cash flow up 12% year over year; Free cash flow up 16%

HOPKINTON, Mass. - October 24, 2012 - EMC Corporation (NYSE:EMC) today reported financial results for the third quarter of 2012, highlighted by record third-quarter consolidated revenue, net income and EPS.

Third-quarter consolidated revenue was $5.28 billion, an increase of 6% compared with the year-ago quarter. Third-quarter GAAP net income attributable to EMC increased 3% year over year to $626 million. Third-quarter GAAP earnings per weighted average diluted share increased 4% year over year to $0.28. Non-GAAP1 net income attributable to EMC for the third quarter was $881 million, an increase of 7% compared with the year-ago quarter. Third-quarter non-GAAP1 earnings per weighted average diluted share were $0.40, an increase of 8% year over year.

During the third quarter, EMC generated operating cash flow of $1.44 billion and free cash flow2 of $1.14 billion, a year-over-year increase of 12% and 16%, respectively. Additionally, the company ended the quarter with $10.6 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “EMC's third-quarter revenue and profit growth reflect the resiliency of our business in a more uncertain global economic environment. We remain very well positioned to capitalize on - and drive - the transformative trends of cloud computing, Big Data and trusted IT.  These major waves of change in IT become increasingly more important to customers and partners as they navigate through a cyclical slowdown, look to gain maximum value from their investments, and focus on their longer-term IT and business transformations.”

David Goulden, EMC President and Chief Operating Officer, said, “For the third quarter, EMC's business continued to grow faster than overall IT spending growth and we gained market share in what turned out to be a more cautionary environment than we expected heading into the quarter. We remain extremely confident in our strategy, best-of-breed product portfolio and solid operational and financial model. Going forward, we fully believe that EMC will continue to grow faster than our addressable markets and take share, reinvest for the future, and deliver earnings leverage for shareholders.”

Third-Quarter Highlights

In the third quarter, revenue from EMC's networked storage platforms portfolio3, which includes EMC's high-end and mid-tier storage platform products, grew 2% year over year. Revenue from EMC's high-end Symmetrix storage product portfolio, which includes the company's VMAX systems family, increased 5% compared with the year-ago quarter. Revenue from the company's portfolio of mid-tier storage products4 was flat year over year.

Other third-quarter highlights included continued customer demand for EMC's Isilon scale-out NAS products and the company's Backup Recovery Systems (BRS) portfolio. Adoption of EMC's VSPEX reference architecture solutions also gained momentum and popularity among customers and with partners who have sold more than 300 VSPEX solutions since their launch in April 2012. Customers also continued to increasingly turn to EMC's Greenplum product portfolio to gain insight and value from Big Data. Revenue from EMC's RSA Information Security business increased 6% year over year, driven by continued customer requirements for trusted IT solutions. VMware (NYSE: VMW), the global leader in virtualization and cloud infrastructure, grew revenue 20% year over year. Additionally, EMC continued to experience solid demand for its broad portfolio of services to help customers accelerate their transition to cloud architectures and transform IT. Finally, VCE, formed by Cisco and EMC with investments from VMware and Intel, continued to gain traction in enterprise data centers and cloud service providers globally as demand for Vblock systems showed strong growth in the third quarter.

EMC's consolidated third-quarter revenue from the United States increased 8% year over year to $2.9 billion, representing 55% of consolidated third-quarter revenue. Revenue from EMC's business operations outside of the United States increased 4% year over year to $2.4 billion and represented 45% of consolidated third-quarter revenue.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements made by EMC regarding 2012 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be between $21.60 billion and $21.75 billion for 2012.

•
Consolidated GAAP operating income is expected to be 17.8% of revenues for 2012 and consolidated non-GAAP operating income is expected to be 24.5% of revenues for 2012. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods and a release of excess RSA special charge reserve, which account for 4.3%, 1.7%, 0.5%, 0.3% and (0.1%) of revenues, respectively.

•
Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $211 million in 2012 and total consolidated non-GAAP non-operating expense is expected to be $200 million in 2012. Excluded from non-GAAP non-operating expense is stock-based compensation expense of $3 million, a gain on strategic investment of ($32 million) and a loss on interest rate swaps of $40 million.

•
Consolidated GAAP net income attributable to EMC is expected to be between $2.72 billion and $2.77 billion in 2012 and consolidated non-GAAP net income attributable to EMC is expected to be between $3.70 billion and $3.75 billion in 2012. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, a release of excess RSA special charge reserve, a gain on strategic investment and a loss on interest rate swaps which account for $646 million, $240 million, $90 million, $30 million, ($18 million), ($32 million) and $24 million, respectively.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be between $1.24 and $1.26 for 2012 and consolidated non-GAAP earnings per weighted average diluted share are expected to be between $1.68 and $1.70 for 2012. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, a release of excess RSA special charge reserve, a gain on strategic investment and a loss on interest rate swaps, which account for $0.29, $0.11, $0.04, $0.01, ($0.01), ($0.01) and $0.01 per weighted average diluted share, respectively.

•
The consolidated GAAP income tax rate is expected to be 21% for 2012. Excluding the tax impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, a release of excess RSA special charge reserve, a gain on strategic investment and a loss on interest rate swaps, which collectively impact the tax rate by 1.5%, the consolidated non-GAAP income tax rate is expected to be 22.5% for 2012. This assumes that the U.S. research and development tax credit for 2012 is extended in the fourth quarter of 2012.

•
GAAP net income attributable to the non-controlling interest in VMware is expected to be $150 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $250 million for 2012. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware's capitalized software from prior periods, which account for $75 million, $15 million, $1 million and $9 million, respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $15 million for 2012.

•
Consolidated net cash provided by operating activities is expected to be $6.1 billion for 2012 and free cash flow is expected to be $4.9 billion for 2012. Excluded from free cash flow are $800 million of additions to property, plant and equipment and $400 million of capitalized software development costs.

•	The weighted average outstanding diluted shares are expected to be 2.2 billion for 2012.

•	EMC expects to repurchase $700 million of the company's common stock in 2012.

Supporting Resources

•	EMC will host its 2012 third-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC's web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC's financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware's third-quarter financial results.

•	Connect with EMC via Twitter, Facebook, YouTube, LinkedIn and ECN

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the third quarters of 2012 and 2011 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware's capitalized software from prior periods. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2012 and 2011.

3 EMC's networked storage platforms include EMC Symmetrix, EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

4 EMC's mid-tier storage products include EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Symmetrix, Vblock, VMAX, VNX and VSPEX are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.'s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC's filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware's capitalized software from prior periods) are excluded from the non-GAAP financial measures.

EMC's management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment's financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Revenues:
Product sales	$3,084,441	$3,074,367	$9,332,035	$9,049,610
Services	2,193,735	1,905,834	6,351,912	5,383,547
	5,278,176	4,980,201	15,683,947	14,433,157
Cost and expenses:
Cost of product sales	1,292,756	1,269,323	3,848,634	3,917,028
Cost of services	697,881	644,613	2,087,164	1,870,526
Research and development	652,898	548,021	1,896,656	1,589,020
Selling, general and administrative	1,708,794	1,612,914	5,075,641	4,684,534
Restructuring and acquisition-related charges	27,064	20,302	80,560	68,411
Operating income	898,783	885,028	2,695,292	2,303,638

Non-operating income (expense):
Investment income	29,850	32,293	85,280	106,506
Interest expense	(21,480)	(44,322)	(58,207)	(135,777)
Other income (expense), net	(63,055)	(59,799)	(157,704)	(72,616)
Total non-operating income (expense)	(54,685)	(71,828)	(130,631)	(101,887)
Income before provision for income taxes	844,098	813,200	2,564,661	2,201,751
Income tax provision	185,434	171,086	590,600	465,456
Net income	658,664	642,114	1,974,061	1,736,295
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(32,326)	(36,465)	(111,367)	(107,004)
Net income attributable to EMC Corporation	$626,338	$605,649	$1,862,694	$1,629,291

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.30	$0.29	$0.89	$0.79

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.28	$0.27	$0.84	$0.72

Weighted average shares, basic	2,104,205	2,054,007	2,089,516	2,060,242

Weighted average shares, diluted	2,210,421	2,207,099	2,206,805	2,244,508

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$4,160,817	$4,531,036
Short-term investments	1,284,855	1,786,987
Accounts and notes receivable, less allowance
for doubtful accounts of $63,117 and $61,804	3,164,005	2,937,499
Inventories	1,158,262	1,009,968
Deferred income taxes	802,215	733,308
Other current assets	541,263	583,885
Total current assets	11,111,417	11,582,683
Long-term investments	5,134,328	4,525,106
Property, plant and equipment, net	2,983,446	2,833,149
Intangible assets, net	2,053,360	1,766,115
Goodwill	13,728,256	12,154,970
Other assets, net	1,494,911	1,406,156
Total assets	$36,505,718	$34,268,179

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,074,079	$1,101,659
Accrued expenses	2,317,568	2,354,979
Notes converted and payable	—	1,699,832
Income taxes payable	286,696	155,909
Convertible debt	1,636,907	1,605,142
Deferred revenue	4,353,490	3,458,689
Total current liabilities	9,668,740	10,376,210
Income taxes payable	332,289	238,851
Deferred revenue	2,884,240	2,715,361
Deferred income taxes	384,444	250,817
Other liabilities	307,455	287,912
Total liabilities	13,577,168	13,869,151

Convertible debt	73,280	119,325

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25,000
shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000
shares; issued and outstanding 2,106,655 and 2,048,890 shares	21,067	20,489
Additional paid-in capital	3,854,545	3,405,513
Retained earnings	17,983,315	16,120,621
Accumulated other comprehensive loss, net	(155,303)	(235,009)
Total EMC Corporation's shareholders' equity	21,703,624	19,311,614
Non-controlling interest in VMware, Inc.	1,151,646	968,089
Total shareholders' equity	22,855,270	20,279,703
Total liabilities and shareholders' equity	$36,505,718	$34,268,179

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2012	2011
Cash flows from operating activities:
Cash received from customers	$16,556,689	$15,434,151
Cash paid to suppliers and employees	(11,950,620)	(11,577,038)
Dividends and interest received	64,780	77,706
Interest paid	(16,880)	(54,683)
Income taxes paid	(290,888)	(395,539)
Net cash provided by operating activities	4,363,081	3,484,597

Cash flows from investing activities:
Additions to property, plant and equipment	(523,459)	(601,177)
Capitalized software development costs	(315,798)	(342,091)
Purchases of short- and long-term available-for-sale securities	(5,011,791)	(5,589,382)
Sales of short- and long-term available-for-sale securities	4,153,617	3,945,683
Maturities of short- and long-term available-for-sale securities	844,287	877,510
Business acquisitions, net of cash acquired	(1,878,051)	(536,624)
Decrease (increase) in strategic and other related investments, net	18,648	(268,087)
Joint venture funding	(217,881)	(191,624)
Purchase of leasehold interest	—	(151,083)
Net cash used in investing activities	(2,930,428)	(2,856,875)

Cash flows from financing activities:
Issuance of EMC's common stock from the exercise of stock options	387,782	501,627
Issuance of VMware's common stock from the exercise of stock options	214,223	285,286
EMC repurchase of EMC's common stock	(379,997)	(1,899,208)
EMC purchase of VMware's common stock	(131,917)	(342,201)
VMware repurchase of VMware's common stock	(307,012)	(490,916)
Excess tax benefits from stock-based compensation	212,280	318,717
Payment of long-term and short-term obligations	(14,677)	(1,263)
Proceeds from long-term and short-term obligations	4,279	1,253
Payment of convertible debt	(1,699,816)	—
Interest rate contract settlement	(69,905)	—
Net cash used in financing activities	(1,784,760)	(1,626,705)

Effect of exchange rate changes on cash and cash equivalents	(18,112)	5,455

Net decrease in cash and cash equivalents	(370,219)	(993,528)
Cash and cash equivalents at beginning of period	4,531,036	4,119,138
Cash and cash equivalents at end of period	$4,160,817	$3,125,610

Reconciliation of net income to net cash provided by operating activities:

Net income	$1,974,061	$1,736,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,127,881	1,048,151
Non-cash interest expense on convertible debt	33,871	76,398
Non-cash restructuring and other special charges	8,990	(2,325)
Stock-based compensation expense	658,455	613,233
Provision for doubtful accounts	21,339	8,525
Deferred income taxes, net	(72,657)	83,657
Excess tax benefits from stock-based compensation	(212,280)	(318,717)

Other, net	(19,555)	(28,740)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(207,395)	(56,076)
Inventories	(336,748)	(416,898)
Other assets	62,820	(157,024)
Accounts payable	118,950	(75,263)
Accrued expenses	(225,725)	51,747
Income taxes payable	372,369	(13,740)
Deferred revenue	1,058,798	1,048,545
Other liabilities	(93)	(113,171)
Net cash provided by operating activities	$4,363,081	$3,484,597

Reconciliation of GAAP to Non-GAAP*
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
		Diluted		Diluted
	September 30,	Earnings	September 30,	Earnings
	2012	Per Share	2011	Per Share
Net Income Attributable to EMC GAAP	$626,338	$0.283	$605,649	$0.273
Stock-based compensation expense	163,977	0.074	141,280	0.064
Intangible asset amortization	60,088	0.027	57,474	0.026
Restructuring and acquisition-related charges	24,182	0.011	17,418	0.008
Amortization of VMware's capitalized software from prior periods	6,677	0.003	—	—
Net Income Attributable to EMC Non-GAAP	$881,262	$0.398	$821,821	$0.371

Weighted average shares, diluted		2,210,421		2,207,099
Incremental VMware Dilution		$1,766		$3,233

* Net of tax and non-controlling interest in VMware, Inc., except Weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add due to rounding.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Cash Flow from Operations	$1,437,867	$1,286,390	$4,363,081	$3,484,597
Capital expenditures	(191,157)	(195,019)	(523,459)	(601,177)
Capitalized software	(109,236)	(110,530)	(315,798)	(342,091)
Free Cash Flow	$1,137,474	$980,841	$3,523,824	$2,541,329

Reconciliation of GAAP to Non-GAAP
(in thousands)
Unaudited

	Three Months Ended
	September 30,	September 30,
	2012	2011
Gross Margin GAAP	$3,287,539	$3,066,265
Stock-based compensation expense	32,973	28,720
Intangible asset amortization	51,672	41,015
Restructuring and acquisition-related charges	—	—
Amortization of VMware's capitalized software from prior periods	12,693	—
Gross Margin Non-GAAP	$3,384,877	$3,136,000

Revenues	$5,278,176	$4,980,201

Gross Margin Percentages:
GAAP	62.3%	61.6%
Non-GAAP	64.1%	63.0%

	Three Months Ended
	September 30,	September 30,
	2012	2011
Operating Margin GAAP	$898,783	$885,028
Stock-based compensation expense	249,874	200,217
Intangible asset amortization	93,441	88,605
Restructuring and acquisition-related charges	27,064	20,302
Amortization of VMware's capitalized software from prior periods	12,693	—
Operating Margin Non-GAAP	$1,281,855	$1,194,152

Revenues	$5,278,176	$4,980,201

Operating Margin Percentages:
GAAP	17.0%	17.8%
Non-GAAP	24.3%	24.0%

	Three Months Ended
	September 30,	September 30,
	2012	2011
Non-operating income (expense) GAAP	$(54,685)	$(71,828)
Stock-based compensation expense	508	1,320
Intangible asset amortization	—	—
Restructuring and acquisition-related charges	—	—
Amortization of VMware's capitalized software from prior periods	—	—
Non-operating income (expense) Non-GAAP	$(54,177)	$(70,508)

Reconciliation of GAAP to Non-GAAP
(in thousands)
Unaudited

	Three Months Ended September 30, 2012
	Income Before	Tax	Tax
	Tax	Provision	Rate
EMC Consolidated GAAP	$844,098	$185,434	22.0%
Stock-based compensation expense	250,382	66,734	26.7%
Intangible asset amortization	93,441	29,527	31.6%
Restructuring and acquisition-related charges	27,064	2,527	9.3%
Amortization of VMware's capitalized software from prior periods	12,693	4,282	33.7%
EMC Consolidated Non-GAAP	$1,227,678	$288,504	23.5%

Supplemental Information
For the Three Months Ended September 30, 2012
(in thousands)
Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods
EMC Consolidated
Cost of revenue	$(32,973)	$(51,672)	$—	$(12,693)
Research and development	(85,499)	(2,719)	—	—
Selling, general and administrative	(131,402)	(39,050)	—	—
Restructuring and acquisition-related charges	—	—	(27,064)	—
Non-operating (income) expense	508	—	—	—
Income tax provision	66,734	29,527	2,527	4,282
Net income attributable to VMware	(19,671)	(3,826)	(355)	(1,734)

EMC Information Infrastructure
Cost of revenue	$(22,429)	$(31,953)	$—	$—
Research and development	(25,305)	(1,757)	—	—
Selling, general and administrative	(67,826)	(35,763)	—	—
Restructuring and acquisition-related charges	—	—	(25,341)	—
Non-operating (income) expense	508	—	—	—
Income tax provision	27,817	24,115	2,527	—
Net income attributable to VMware	—	—	—	—

VMware within EMC
Cost of revenue	$(10,544)	$(19,719)	$—	$(12,693)
Research and development	(60,194)	(962)	—	—
Selling, general and administrative	(63,576)	(3,287)	—	—
Restructuring and acquisition-related charges	—	—	(1,723)	—
Non-operating (income) expense	—	—	—	—
Income tax provision	38,917	5,412	—	4,282
Net income attributable to VMware	(19,671)	(3,826)	(355)	(1,734)

Supplemental Information
For the Three Months Ended September 30, 2011
(in thousands)
Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges
EMC Consolidated
Cost of revenue	$(28,720)	$(41,015)	$—
Research and development	(76,059)	(4,450)	—
Selling, general and administrative	(95,438)	(43,140)	—
Restructuring and acquisition-related charges	—	—	(20,302)
Non-operating (income) expense	1,320	—	—
Income tax provision	44,997	28,407	2,711
Net income attributable to VMware	(15,260)	(2,724)	(173)

EMC Information Infrastructure
Cost of revenue	$(20,102)	$(27,717)	$—
Research and development	(29,396)	(3,653)	—
Selling, general and administrative	(60,157)	(40,271)	—
Restructuring and acquisition-related charges	—	—	(19,458)
Non-operating (income) expense	1,320	—	—
Income tax provision	28,732	24,704	2,711
Net income attributable to VMware	—	—	—

VMware within EMC
Cost of revenue	$(8,618)	$(13,298)	$—
Research and development	(46,663)	(797)	—
Selling, general and administrative	(35,281)	(2,869)	—
Restructuring and acquisition-related charges	—	—	(844)
Non-operating (income) expense	—	—	—
Income tax provision	16,265	3,703	—
Net income attributable to VMware	(15,260)	(2,724)	(173)

Supplemental Information
For the Three Months Ended September 30, 2012
(in thousands)
Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,133,684	$(3,219)	$1,130,465
Cost of revenue	179,362	(818)	178,544
Gross margin	954,322	(2,401)	951,921
Research and development	259,907	(1,863)	258,044
Selling, general and administrative	504,072	(1,755)	502,317
Restructuring and acquisition-related charges	—	1,723	1,723
Operating income	190,343	(506)	189,837
Non-operating income	4,804	3,694	8,498
Income before taxes	195,147	3,188	198,335
Income tax provision	38,379	(4,070)	34,309
Net income	$156,768	7,258	164,026
Net income attributable to VMware		(32,326)	(32,326)
Net income attributable to EMC		$(25,068)	$131,700

Supplemental Information
For the Three Months Ended September 30, 2011
(in thousands)
Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$941,863	$(1,078)	$940,785
Cost of revenue	152,741	(142)	152,599
Gross margin	789,122	(936)	788,186
Research and development	199,655	(3,619)	196,036
Selling, general and administrative	408,746	(2,409)	406,337
Restructuring and acquisition-related charges	—	844	844
Operating income	180,721	4,248	184,969
Non-operating income	2,438	(2,241)	197
Income before taxes	183,159	2,007	185,166
Income tax provision	5,621	(2,640)	2,981
Net income	$177,538	4,647	182,185
Net income attributable to VMware		(36,465)	(36,465)
Net income attributable to EMC		$(31,818)	$145,720

Supplemental Information
(in thousands)
Unaudited

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012	Q2 2012	Q3 2012
Information Storage:
Product Revenue	$2,384,011	$2,432,702	$2,465,339	$2,818,421	$10,100,473	$2,454,735	$2,512,914	$2,438,665
Services Revenue	1,055,466	1,135,792	1,197,581	1,265,867	4,654,706	1,234,172	1,304,311	1,324,110
Total Information Storage Revenue	$3,439,477	$3,568,494	$3,662,920	$4,084,288	$14,755,179	$3,688,907	$3,817,225	$3,762,775

Information Intelligence Group:
Product Revenue	$41,132	$44,226	$50,439	$73,540	$209,337	$36,062	$45,497	$49,881
Services Revenue	110,043	115,646	111,157	115,169	452,015	109,491	107,276	108,117
Total Information Intelligence Group Revenue	$151,175	$159,872	$161,596	$188,709	$661,352	$145,553	$152,773	$157,998

RSA Information Security:
Product Revenue	$87,180	$102,273	$115,685	$135,652	$440,790	$96,489	$103,458	$106,020
Services Revenue	87,074	93,861	99,215	107,263	387,413	110,028	117,312	120,918
Total RSA Information Security Revenue	$174,254	$196,134	$214,900	$242,915	$828,203	$206,517	$220,770	$226,938

EMC Information Infrastructure:
Product Revenue	$2,512,323	$2,579,201	$2,631,463	$3,027,613	$10,750,600	$2,587,286	$2,661,869	$2,594,566
Services Revenue	1,252,583	1,345,299	1,407,953	1,488,299	5,494,134	1,453,691	1,528,899	1,553,145
Total EMC Information Infrastructure Revenue	$3,764,906	$3,924,500	$4,039,416	$4,515,912	$16,244,734	$4,040,977	$4,190,768	$4,147,711

VMware:
Product Revenue	$418,936	$464,783	$442,904	$513,519	$1,840,142	$481,571	$516,868	$489,875
Services Revenue	423,776	456,055	497,881	545,000	1,922,712	571,830	603,757	640,590
Total VMware Revenue	$842,712	$920,838	$940,785	$1,058,519	$3,762,854	$1,053,401	$1,120,625	$1,130,465

Consolidated Revenues:
Product Revenue	$2,931,259	$3,043,984	$3,074,367	$3,541,132	$12,590,742	$3,068,857	$3,178,737	$3,084,441
Services Revenue	1,676,359	1,801,354	1,905,834	2,033,299	7,416,846	2,025,521	2,132,656	2,193,735
Total Consolidated Revenues	$4,607,618	$4,845,338	$4,980,201	$5,574,431	$20,007,588	$5,094,378	$5,311,393	$5,278,176

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	1.1%	3.4%	1.7%	0.1%	1.5%	(0.5)%	(2.1)%	(1.5)%